EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31911) pertaining to the 1995 Stock Option Plan of SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.) of our report dated February 8, 2001, with respect to the consolidated financial statements and schedule of SRI/Surgical Express, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                               /s/ ERNST & YOUNG LLP



Tampa, Florida
March 26, 2001